UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       ----------------------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         -------------------------------

                           FREQUENCY ELECTRONICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                          11-1986657
  ----------------------                        -------------------------------
 (State of Incorporation)                      (IRS Employer Identification No.)


  55 Charles Lindbergh Blvd.                                  11553
     Mitchel Field, NY                                ---------------------
-----------------------------                               (Zip Code)
(Address of principal executive offices)


     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
       to be so registered                    each class is to be registered

   Common Stock, $1.00 par value                   Nasdaq Global Market
-------------------------------------      -------------------------------------
If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.   X                                    box.
      ---

Securities Act registration statement file number to which this form relates: ___________
            (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  NONE

                ------------------------------------------------
                                (Title of Class)

                                Explanatory Note

This registration statement on Form 8-A is being filed to change the exchange on which the common stock, $1 par value, (the "Common Stock") of Frequency Electronics, Inc., a Delaware corporation (the "Registrant") is to be registered. The Registrant is transferring the listing of the Common Stock to the Nasdaq Global Market ("Nasdaq") from the American Stock Exchange ("AMEX"). The Registrant anticipates that the listing of the Common Stock on AMEX will be terminated following the close of trading on July 31, 2006, and that the listing of the Common Stock on Nasdaq will begin at the opening of trading on Nasdaq on August 1, 2006.

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," in the Prospectus included in the Registrant's Form S-1 Registration Statement, File No. 2-71727 filed with the Securities and Exchange Commission on May 15, 1981, and is incorporated herein by reference.

Item 2. Exhibits

The exhibits listed in the Index to Exhibits are filed as part of this Registration Statement on Form 8-A.



              *****************************************************



                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      Frequency Electronics, Inc.

                                        By: /s/ Alan Miller
                                        -------------------
                                             Alan Miller
                                     Treasurer and Chief Financial Officer


Date: July 31, 2006

                                  EXHIBIT INDEX

   Exhibit No.                 Description of Exhibit

     3.1 Copy of Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware (incorporated by reference to Exhibit
          3.1 to Form S-1, File No. 2-29609)

     3.2 Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on March 27, 1981 (incorporated by reference to Exhibit 3.2 to Form S-1, File No. 2-71727)

     3.3 Amendment to Certificate of Incorporation of the Registrant filed with Secretary of State of Delaware on October 26, 1984 (incorporated by reference to Exhibit 3.3 of the annual report of Registrant on Form 10-K, File No. 1-8061 for the year ended April 30, 1985.)

     3.4 Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on October 22, 1986 (incorporated by reference to Exhibit 3.4 of the annual report of Registrant on Form 10-K, File No. 1-8061 for the year ended April 30, 1987.)

     3.5 Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on October 26, 1987 (incorporated by reference to Exhibit 3.5 of the annual report of Registrant on Form 10-K, File No. 1-8061 for the year ended April 30, 1990.)

     3.6 Amended Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 2, 1989 (incorporated by reference to Exhibit 3.5 of the annual report of Registrant on Form 10-K, File No. 1-8061 for the year ended April 30, 1990.)

     3.7 Copy of By-Laws of the Registrant, as amended to date (incorporated by reference to Exhibit 3.7 of the annual report of Registrant on Form 10-K, File No. 1-8061 for the year ended April 30, 1981.)

     4.1 Specimen of Common Stock certificate (incorporated by reference to Exhibit 3.1 to Form S-1, File No. 2-29609)